Exhibit 99.1

Insulet Reports Full Year 2019 Revenue of $738.2 Million, an Increase of 31%, and Fourth Quarter 2019 Revenue of $209.4 Million, an Increase of 27% Year-Over-Year

ACTON, Mass.--(BUSINESS WIRE)--February 25, 2020--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months and full year ended December 31, 2019.

Full Year Financial Highlights:

  Full Year 2019 revenue of $738.2 million, up 31% compared to $563.8 million in the prior year, exceeds guidance of $722 to $730 million
    Total Omnipod revenue of $673.5 million, an increase of 36%
      U.S. Omnipod revenue of $420.4 million, an increase of 30%
      International Omnipod revenue of $253.1 million, an increase of 47%
    Drug Delivery revenue of $64.7 million, a decrease of 5%
  Gross margin of 65.1%, down 60 basis points
  Operating income of $50.0 million compared to $27.4 million in the prior year
  Net income of $11.6 million, or $0.19 per diluted share, compared to $3.3 million, or $0.05 per share, in the prior year

Fourth Quarter Financial Highlights:

  Fourth quarter 2019 revenue of $209.4 million, up 27% compared to $164.9 million in the prior year, exceeds guidance of $193 to $201 million
    Total Omnipod revenue of $192.5 million, an increase of 30%
      U.S. Omnipod revenue of $126.7 million, an increase of 36%
      International Omnipod revenue of $65.8 million, an increase of 20%
    Drug Delivery revenue of $16.9 million, an increase of 1%
  Gross margin of 64.0%, down 290 basis points
  Operating income of $18.2 million compared to $16.2 million in the prior year
  Net income of $5.0 million, or $0.08 per diluted share, compared to $9.9 million, or $0.16 per share, in the prior year

Recent Strategic Highlights:

  Entered pivotal trial for the Omnipod Horizon™ automated insulin delivery system, including 240 participants ages 6 to 70 years old
  Broadened collaboration with DexCom to integrate its G6 and future G7 continuous glucose monitoring systems into the Omnipod Horizon system
  Expanded partnership with Abbott to integrate its next-generation Libre glucose sensing technology into the next-generation Omnipod Horizon system
  Expanded market access, including access through the pharmacy channel, particularly to individuals living with Type 2 diabetes
  Installed second U.S. manufacturing line, with production of sellable product expected by mid-year

"2019 was a remarkable year for Insulet, marked by disciplined execution of our strategy that allowed us to deliver consistent financial outperformance and strong operational results," said Shacey Petrovic, President and Chief Executive Officer. "With a solid foundation, pipeline of innovative technologies and proven strategy firmly in place, we made progress investing across our global organization to drive sustainable, long-term growth. As we look ahead to 2020, Insulet has a clear trajectory to strengthen our leadership position and make even greater treatment options a reality for the large and underserved global diabetes market. We are well on track to meet our 2021 financial targets of $1 billion in revenue, 70% gross margin and mid-teens operating margin, and remain focused on advancing our mission to ease the burden of people living with diabetes."

2020 Outlook:

Revenue:

  For the year ending December 31, 2020, the Company expects revenue growth in the range of 14% to 18%, including a negative foreign currency impact of approximately 1%. Revenue growth ranges by product line are:
    Total Omnipod of 17% to 21%, including a negative foreign currency impact of approximately 1%
      U.S. Omnipod of 18% to 22%
      International Omnipod of 16% to 20%, including a negative foreign currency impact of approximately 2%
    Drug Delivery decline of 15% to 20%
  For the quarter ending March 31, 2020, the Company expects revenue growth of 17% to 20%, including a negative foreign currency impact of approximately 1%. Revenue growth ranges by product line are:
    Total Omnipod of 23% to 26%, including a negative foreign currency impact of approximately 1%
      U.S. Omnipod of 27% to 29%
      International Omnipod of 17% to 20%, including a negative foreign currency impact of approximately 3%
    Drug Delivery decline of 28% to 34%

Adjusted EBITDA:

For the year ending December 31, 2020, the Company expects Adjusted EBITDA as a percentage of revenue in the mid-teens. Adjusted EBITDA is a non-GAAP measure.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 25, 2020 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company's website at http://investors.insulet.com, "Events and Presentations", and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 2492897.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.omnipod.com.

Non-GAAP Measure:

Adjusted EBITDA represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant unusual items. Insulet presents Adjusted EBITDA because management uses it as a supplemental measure in assessing the Company’s operating performance and the Company believes that it is helpful to investors, securities analysts and other interested parties as a measure of comparative operating performance from period to period. The Company recognizes Adjusted EBITDA as a commonly used measure in determining business value and as such, uses it internally to report results. Any non-GAAP financial measure should be considered supplemental to, and not a substitute for, the Company’s reported financial information prepared in accordance with accounting principles generally accepted in the United States (GAAP). Furthermore, the Company's definition of this non-GAAP measure may differ from a similarly titled measure used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, Insulet strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

The Company does not provide a reconciliation of Adjusted EBITDA to net income on a forward-looking basis because it is unable to estimate, with reasonable certainty and without unreasonable efforts, any unusual or unanticipated charges, expenses or gains. These items are uncertain, depend on various factors, and could be material to the Company’s GAAP results.

Forward-Looking Statement:

The 2019 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-K for the year ended December 31, 2019. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product platform, the Omnipod System; the Company’s ability to design, develop, manufacture and commercialize future products; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain key supplies and/or supplier pricing discounts and achieve satisfactory gross margins; international business risks; regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the separation of the United Kingdom from the European Union (Brexit); Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; changes to or termination of Insulet's license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System's current or future features; challenges to the future development of our non-insulin drug delivery product line; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet's contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration's quality system regulations; the potential violation of the Foreign Corrupt Practices Act or any other international, federal or state laws prohibiting "kickbacks" or protecting the confidentiality of health information or other protected personal information, or any challenge to or investigation into Insulet's practices under these laws; product liability and other lawsuits that may be brought against Insulet, including stemming from off-label use of its product; breaches or failures of its product or information technology systems, including by cyber attack; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet's competitors; future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of Insulet's manufacturing operations and storage of inventory in a limited number of locations; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission in February 2019 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
(Unaudited; in millions, except share and per share data)
Revenue	$209.4	$164.9	$738.2	$563.8
Cost of revenue	75.3	54.6	257.9	193.6
Gross profit	134.1	110.3	480.3	370.2
Operating expenses:
Research and development	34.7	29.1	129.7	90.5
Sales and marketing	48.3	40.6	185.1	146.2
General and administrative	32.9	24.4	115.5	106.1
Total operating expenses	115.9	94.1	430.3	342.8
Operating income	18.2	16.2	50.0	27.4
Interest expense and other, net	(9.1)	(5.4)	(26.8)	(22.2)
Loss on extinguishment of long-term debt	(2.3)	—	(8.7)	—
Income before income taxes	6.8	10.8	14.5	5.2
Income tax expense	(1.8)	(0.9)	(2.9)	(1.9)
Net income	$5.0	$9.9	$11.6	$3.3
Net income per share:
Basic	$0.08	$0.17	$0.19	$0.06
Diluted	$0.08	$0.16	$0.19	$0.05
Weighted-average number of shares outstanding (in 000's):
Basic	62,397	59,097	60,594	58,860
Diluted	63,887	61,077	62,304	61,008

INSULET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
(Unaudited; in millions)	2019	2018
ASSETS
Cash, cash equivalents and short-term investments	$376.1	$288.9
Accounts receivable and unbilled receivable	82.8	76.7
Inventories	101.0	71.4
Prepaid expenses and other current assets	31.1	24.3
Total current assets	591.0	461.3
Long-term investments	58.4	140.8
Property, plant and equipment, net	399.4	258.4
Goodwill and other intangible assets, net	53.0	50.0
Other assets	41.1	18.2
Total assets	$1,142.9	$928.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$54.5	$25.5
Accrued expenses and other current liabilities	103.2	90.2
Total current liabilities	157.7	115.7
Convertible debt, net	887.9	592.0
Other liabilities	21.4	8.9
Total liabilities	1,067.0	716.6
Stockholders’ Equity	75.9	212.1
Total liabilities and stockholders’ equity	$1,142.9	$928.7

Contacts

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Michael True
Senior Manager, Investor Relations
(978) 600-7226
mtrue@insulet.com